Exhibit 99.1
Financial Statements

Pegasus Biologics, Inc.

Years Ended December 31, 2008 and 2007
With Report of Independent Auditors

Pegasus Biologics, Inc.
Financial Statements
Years Ended December 31, 2008 and 2007

Report of Independent Auditors
To the Board of Directors and Stockholders
Pegasus Biologics, Inc.
We have audited the accompanying balance sheets of Pegasus Biologics, Inc. (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pegasus Biologics, Inc. at December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Orange County, California
August 28, 2009

Pegasus Biologics, Inc.
Balance Sheets

	December 31
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$5,780,887	$14,601,467
Accounts receivable, net of allowance for doubtful accounts of $178,722 in 2008 and $70,000 in 2007	1,346,296	1,312,349
Inventory	616,935	932,100
Prepaid expenses and other current assets	261,339	173,078

Total current assets	8,005,457	17,018,994

Property and equipment, net	917,314	423,018
Other assets	51,436	33,084

Total assets	$8,974,207	$17,475,096

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$521,343	$370,639
Accrued liabilities	1,153,622	743,185
Notes payable	6,528,359	1,297,678

Total current liabilities	8,203,324	2,411,502

Notes payable, net of current portion	—	1,297,678
Preferred stock purchase warrants	376,431	176,563

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value:
Authorized shares — 1,611,164 at December 31, 2008 and 2007 Issued and outstanding shares — 1,611,164 at December 31, 2008 and 2007 Liquidation preference — $1,659,499 at December 31, 2008 and 2007	1,611	1,611
Series B convertible preferred stock, $0.001 par value:
Authorized shares — 4,015,433 at December 31, 2008 and 2007 Issued and outstanding shares — 4,015,433 at December 31, 2008 and 2007 Liquidation preference — $10,202,543 at December 31, 2008 and 2007	4,016	4,016
Series C convertible preferred stock, $0.001 par value:
Authorized shares — 5,524,864 at December 31, 2008 Issued and outstanding shares — 5,524,864 at December 31, 2008 Liquidation preference — $20,000,008 at December 31, 2008	5,525	5,525
Common stock, $0.001 par value:
Authorized shares — 21,000,000 and 12,000,000 at December 31, 2008 and 2007 Issued and outstanding shares — 4,364,355 at December 31, 2008 and 4,215,963 at December 31, 2007	4,364	4,216
Additional paid-in capital	32,962,140	32,262,871
Notes receivable from stockholders	—	(111,078)
Accumulated deficit	(32,583,204)	(18,577,808)

Total stockholders’ equity	394,452	13,589,353

Total liabilities and stockholders’ equity	$8,974,207	$17,475,096

See accompanying notes.

Pegasus Biologics, Inc.
Statements of Operations

	Year Ended December 31
	2008	2007

Product sales, net	$9,124,303	$7,323,429
Cost of sales	4,369,491	3,168,834

Gross profit	4,754,812	4,154,595

Operating expenses:
Research and development	2,814,976	1,377,960
Selling, general and administrative	15,823,352	10,904,207

Total operating expenses	18,638,328	12,282,167

Loss from operations	(13,883,516)	(8,127,572)
Interest income	196,882	582,684
Interest expense	(318,762)	(332,180)

Net loss	$(14,005,396)	$(7,877,068)

See accompanying notes.

Pegasus Biologics, Inc.
Statements of Stockholders’ Equity

										Notes
	Series A		Series B		Series C				Additional	Receivable		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	from	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stockholders	Deficit	Equity

Balance at December 31, 2006	1,611,164	$1,611	4,015,433	$4,016	—	$—	4,193,458	$4,193	$11,949,834	$(111,078)	$(10,700,740)	$1,147,836
Issuance of Series C preferred stock in May, 2007 at $3.62 per share, net of issuance costs of $245,733	—	—	—	—	5,524,864	5,525	—	—	19,748,742	—	—	19,754,267
Stock-based compensation for consultants	—	—	—	—	—	—	—	—	315,802	—	—	315,802
Stock-based compensation for employees	—	—	—	—	—	—	—	—	199,620	—	—	199,620
Exercise of stock options	—	—	—	—	—	—	22,505	23	48,873	—	—	48,896
Net loss	—	—	—	—	—	—	—	—	—	—	(7,877,068)	(7,877,068)

Balance at December 31, 2007	1,611,164	1,611	4,015,433	4,016	5,524,864	5,525	4,215,963	4,216	32,262,871	(111,078)	(18,577,808)	13,589,353

Issuance of common stock to Licensor	—	—	—	—	—	—	100,000	100	110,900	—	—	111,000
Stock-based compensation for consultants	—	—	—	—	—	—	—	—	195,760	—	—	195,760
Stock-based compensation for employees	—	—	—	—	—	—	—	—	376,387	—	—	376,387
Exercise of stock options	—	—	—	—	—	—	48,392	48	16,222	—	—	16,270
Forgiveness of Notes Receivable	—	—	—	—	—	—	—	—	—	111,078	—	111,078
Net loss	—	—	—	—	—	—	—	—	—		(14,005,396)	(14,005,396)

Balance at December 31, 2008	1,611,164	1,611	4,015,433	4,016	5,524,864	5,525	4,364,355	4,364	32,962,140	—	(32,583,204)	394,452

See accompanying notes.

Pegasus Biologics, Inc.
Statements of Cash Flows

	Year Ended December 31
	2008	2007

Operating activities
Net loss	$(14,005,396)	$(7,877,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	299,207	296,746
Stock-based compensation for consultants	195,760	315,802
Stock-based compensation for employees	376,387	199,620
Issuance of common stock to licensor for expansion of technology rights	111,000	—
Forgiveness of notes receivable from shareholder	111,078	—
Warrant issuance as interest (income) expense	199,868	(26,212)
Changes in operating assets and liabilities:
Accounts receivable	(33,947)	(324,423)
Inventory	315,165	(300,460)
Prepaid expenses and other current assets	(88,261)	62,582
Accounts payable	150,704	123,646
Accrued liabilities	412,270	179,884
Other assets	(18,352)	(3,131)

Net cash used in operating activities	(11,974,517)	(7,353,014)

Investing activities
Purchases of property and equipment	(793,503)	(279,088)

Net cash used in investing activities	(793,503)	(279,088)

Financing activities
Proceeds from note payable to bank	6,500,000	—
Repayment of note payable to bank	(3,316,997)	(1,297,679)
Proceeds from note payable to Affinity Ventures IV, LLC	750,000	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	19,754,267
Proceeds from issuance of common stock	14,437	31,033

Net cash provided by financing activities	3,947,440	18,487,621

Net (decrease) increase in cash and cash equivalents	(8,820,580)	10,855,519
Cash and cash equivalents at beginning of year	14,601,467	3,745,948

Cash and cash equivalents at end of year	$5,780,887	$14,601,467

See accompanying notes.

Pegasus Biologics, Inc.
Notes to Financial Statements
December 31, 2008
1. Organization and Business
Pegasus Biologics, Inc. (the “Company”) was founded to develop, manufacture and sell implantable biologic soft tissue repair/reinforcement products used in orthopedic, sports medicine, and spine/neurosurgical applications. The Company holds rights to patented technologies for the stabilization (crosslinking) and sterilization of biological tissue which has enabled development of acellular collagen biomaterials suitable for use as wound dressings as well as for human implantation as ligament, tendon, and soft tissue repair/reinforcement patches or grafts. The Company was incorporated in the state of Delaware on February 4, 2004 and is located in Irvine, California.
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).
The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlements of liabilities and commitments in the normal course of business for the foreseeable future. In July 2009, substantially all of the assets of the Company were sold for approximately $12.1 million to Synovis Life Technologies, Inc. (see Note 10).
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities at the date of the Company’s financial statements and accompanying notes. Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates, including: expected business and operational change, sensitivity and volatility associated with the assumptions used in developing estimates and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates. This process may result in actual results differing from those estimated amounts used in the preparation of the financial statements.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash and cash equivalents. The Company’s cash and cash equivalents are invested in interest-bearing deposit accounts with one federally insured financial institution.
Cash and Cash Equivalents
Cash equivalents consist of highly liquid investments with original maturities of 90 days or less when purchased. Substantially all of the Company’s cash and cash equivalents are maintained at one financial institution domiciled in the United States. Amounts on deposit with this financial institution may, from time to time, exceed federally insured limits.
Inventory
Inventory, net of allowances, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory is reviewed periodically for slow-moving or obsolete status and an allowance is recorded for the identified items. If launch of a new product is delayed, inventory may not be fully utilized and could be subject to impairment, at which point the Company would record a reserve to adjust inventory to its net realizable value.
Inventory is comprised of the following at December 31:

	2008	2007

Raw materials	$95,626	$79,793
Work in process	393,059	425,656
Finished goods and consignment inventory	128,250	426,651

	$616,935	$932,100

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
The Company follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, which sets forth guidelines for the timing of revenue recognition based upon factors such as passage of title, installation, payment and customer acceptance. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. Specifically, revenue from the sale of products is recognized upon use of the product during surgery by third-party customers who immediately accept title.
Product Shipment Costs
Product shipment costs are included in cost of sales in the accompanying statements of operations.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets as follows:

Furniture and fixtures	5 years
Office equipment	3 years
Laboratory equipment	3 years
Amortization of leasehold improvements is computed using the shorter of the remaining term of the Company’s facilities lease or the estimated useful lives of the improvements. Maintenance and repairs are expensed as incurred.
Research and Development Costs
Costs incurred in connection with the development of the Company’s technology and future products are expensed as incurred and consist primarily of personnel-related expenses, laboratory supplies, facilities expenses, and allocation of corporate costs.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Patent Costs
Costs related to filing and pursuing patent applications are expensed as incurred, as recoverability of such expenditures is uncertain.
Income Taxes
Income taxes are recorded under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
Comprehensive Income
Statement of Financial Accounting Standards (“SFAS”) No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments, shall be reported, net of their related tax effect, to arrive at comprehensive income (loss).
Comprehensive loss for the years ended December 31, 2008 and 2007 was $14,005,396 and $7,877,068, respectively, and consists of the net loss.
Fair Value of Financial Instruments
The balance sheets include the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and preferred stock warrants. The carrying amounts of current assets and liabilities approximate their fair values because of the relatively short period of time between the origination of these instruments and their expected realization. Based on borrowing rates currently available to the Company for loans with similar terms, management believes the fair value of the borrowings approximates its carrying value. The preferred stock warrants are recorded at estimated fair value through December 31, 2008, and are adjusted each year based upon valuation estimates.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS No. 157”) for its financial assets and liabilities. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS No. 157 for nonfinancial assets and liabilities, except for those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provisions of SFAS No. 157 only with respect to financial assets and liabilities, as well as any other assets and liabilities carried at fair value. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under GAAP and enhances disclosures about fair value measurements. Fair value is defined under SFAS No. 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS No. 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes how to measure fair value based on a three-level hierarchy of inputs, of which the first two are considered observable and the last unobservable.
•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The adoption of this statement did not have a material impact on the Company’s consolidated financial statements.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The fair value of the Company’s financial assets and liabilities measured on a recurring basis as of December 31, 2008, is as follows:

		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)

Assets:
Cash and cash equivalents	$5,780,887	$5,780,887	$—	$—

	$5,780,887	$5,780,887	$—	$—

Liabilities:
Preferred stock warrants	$376,431	$—	$—	$376,431

	$376,431	$—	$—	$376,431

The Company’s cash and cash equivalents are classified as Level 1. Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. The Company classifies its preferred stock warrants as Level 3. The fair value of these liabilities is determined using the Black-Scholes pricing model (Note 5) based on significant unobservable inputs.
The Company does not currently expect the application of the fair value framework established by SFAS No. 157 to nonfinancial assets and liabilities measured on a nonrecurring basis to have a material impact on the financial statements. However, the Company will continue to assess the potential effects of SFAS No. 157 as additional guidance becomes available.
Effective January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for specified financial assets and liabilities on a contract-by-contract basis. The Company did not elect to adopt the fair value option on any assets or liabilities not previously carried at fair value under SFAS No. 159.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Stock-Based Compensation
The Company adopted SFAS 123(R), Stock-Based Payment, in January 2006. Under SFAS 123(R), the fair value of share-based payment awards is estimated at the grant date using an option pricing model, and the portion that is ultimately expected to vest is recognized as compensation cost over the requested service period. Prior to 2006, the Company utilized the minimum value method for its employee stock options. As a result of utilizing the minimum value method, the Company has adopted SFAS 123(R) on a prospective basis. Under the prospective basis, the Company will only recognize expense in the statement of operations for those awards that are granted subsequent to January 1, 2006, and any previously existing awards that are subsequently modified.
The Company granted options to employees and nonemployee consultants throughout 2008. For those awards granted to nonemployee consultants, the Company applies EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and periodically re-measures the awards and recognizes expense over the vesting period.
During 2008, there were three different awards outstanding: 1) options granted to employees prior to 2006, 2) options granted to employees subsequent to January 1, 2006, and 3) options granted to nonemployees.
1)	For those options that were granted to employees prior to 2006 and accounted for under the minimum value method, there will be no accounting impact for these awards going forward assuming they are not modified. Under the prospective method of adoption for private companies, the footnote disclosure of pro forma net income/loss is no longer required and previous awards will not be recognized in earnings unless a modification is made.

2)	For those employee options issued subsequent to January 1, 2006, the Company has accounted for them under SFAS 123(R) with the assumptions detailed below.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
3)	For those options granted to non-employees, both prior to 2006 and subsequent to 2006, the Company applies EITF 96-18 with re-measurement every reporting period. The fair market value (FMV) per share of stock was $1.11 per share in the beginning of 2008, rising to $1.42 per share in the second half of 2008. Because EITF 96-18 requires re-measurement every reporting period, all options granted to non-employees in 2008 have been calculated under Black-Scholes with a FMV of $1.42 per share of common stock (FMV of common stock at December 31, 2008). For those non-employee options granted prior to 2008, the Company has re-measured those awards at December 31, 2008 with the new FMV of $1.42 per share.

Certain non-employee options were granted with vesting conditions based on project milestones. Some of these project milestones had not yet been completed prior to December 31, 2008, and as such, no performance commitment date has been established. Under EITF 96-18, where there has been no performance commitment, the instruments should be measured at their then current fair value up until such time as the performance commitment has been met. In performing the re-measurement calculations, the Black-Scholes calculation was performed with updated assumptions, including updated remaining contractual term and interest rates. Additionally, these instruments have been calculated with an ending FMV of $1.42 per share of common stock. These instruments are being amortized over the remaining estimated service period or defined service period as appropriate.

The Company uses the Black-Scholes option pricing model to estimate the fair value of share-based awards and recognizes share-based compensation costs over the vesting period using the straight-line single option method.
SFAS 123(R) Assumptions
In adopting SFAS 123(R), the following assumptions and inputs were derived in order to calculate fair value for stock options issued or revalued during 2008 and 2007:
-	Stock price — The Company had a contemporaneous valuation performed by an independent third party in May 2008 whereby the common stock price was established at $1.42 per share of common stock. The Company had previously been issuing stock options with an exercise price of $1.11 per share in late 2007 and early 2008. Based on

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
-	the valuation performed in May 2008, the Company began issuing options at $1.42 per share for the remainder of 2008. As the Company has not had any compelling events or circumstances from May 2008 to December 2008 that would necessitate an update to the valuation, the Company believes $1.42 is a reasonable estimate of fair value for the options granted from May 2008 through December 2008.

-	Risk-free interest rate — The Company has utilized Treasury bill rates with maturities approximating the expected term (contractual term for non-employee options) of their options on the dates of grant as the risk-free interest rates.

-	Dividend yield — The Company has not historically, and does not intend to pay any dividends; therefore, the dividend yield is set to zero.

-	Expected life — The Company has adopted the SEC’s simplified method (under SAB 107) in arriving at expected life. The simplified method allows companies to use a weighted- average between the vesting period and contractual life of the options. For most options that follow the standard vesting period of four years, this equates to 6.25 years (25% vesting after one year and 1/48 each month thereafter). For non-employee options, the expected term is the contractual term under EITF 96-18, which is ten years for the Company. For the re-measured options, a calculated remaining contractual term was utilized.

-	Volatility — As the Company is not publicly traded and there is not an external market for its shares, the Company has estimated volatility from its closest peer companies that are publicly traded. The Company believes it can estimate volatility based on its similar peers rather than utilizing the alternative method and arriving at a calculated value. The volatility was 62.93% and 59.65% for 2008 and 2007, respectively.
Forfeitures — The Company utilizes a standard vesting schedule of one-year cliff and monthly thereafter. The Company used actual forfeiture data through that date and trued up all historical forfeitures through December 31, 2008.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Reclassifications
Certain reclassifications have been made to prior year financial statements to conform with the current year presentation.
Recent Accounting Standards
In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”), and SFAS No. 160, Accounting and Reporting of Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. These standards will significantly change the accounting and reporting for business combination transactions and noncontrolling (minority) interests in consolidated financial statements. SFAS No. 141(R) requires companies to recognize all the assets acquired and liabilities assumed in a business combination and establishes the acquisition-date fair value as the measurement objective, including capitalizing at the acquisition date the fair value of acquired in-process research and development, and re-measuring and writing down these assets, if necessary, in subsequent periods during their development. SFAS No. 141(R) will also impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration), exclude transaction costs from acquisition accounting, and change accounting practices for acquired contingencies, acquisition-related restructuring costs, indemnification assets, and tax benefits. SFAS No. 141(R) and SFAS No. 160 will be applied prospectively for business combinations that occur on or after January 1, 2009, except that presentation and disclosure requirements of SFAS No. 160 regarding noncontrolling interests shall be applied retrospectively. The Company will adopt SFAS No. 141(R) and SFAS No. 160 as of January 1, 2009, and is currently evaluating the impact of these new standards on its financial statements.
In May 2008, the FASB issued Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1), which clarifies the accounting for convertible debt instruments that may be settled fully or partially in cash upon conversion. FSP APB 14-1 requires entities to separately measure and account for the liability and equity components of qualifying convertible debt and amortize the value of the equity component to interest cost over the estimated life of the convertible debt instrument. By amortizing the value of the equity component, an entity will effectively recognize interest cost at its non-convertible debt borrowing rate. FSP APB 14-1 also requires re-measurement of the liability and equity components upon extinguishment of a convertible debt instrument, which may result in a gain or loss recognized in the financial statements for the extinguishment of the liability component. FSP APB 14-1 requires

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
retrospective application for all instruments that were outstanding during any periods presented. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, which will be the Company’s fiscal year 2009. The Company has not yet evaluated the impact that FSP APB 14-1 will have on its financial statements.
3. Property and Equipment
Property and equipment consists of the following at December 31:

	2008	2007

Laboratory equipment	$675,641	$369,305
Office equipment	548,673	378,036
Leasehold improvements	301,628	63,344
Furniture and fixtures	301,383	223,137

	1,827,325	1,033,822
Less accumulated depreciation and amortization	(910,011)	(610,804)

	$917,314	$423,018

Depreciation and amortization expense was $299,207 and $296,746 for the years ended December 31, 2008 and 2007, respectively.
4. Commitments and Contingencies
Leases
The Company entered into certain building leases in 2007 and 2008. The Company determined that various lease agreements all qualify as operating leases. Future minimum lease payments under the operating leases at December 31, 2008 are as follows:

2009	$476,650
2010	463,734
2011	35,058

Total minimum lease payments	$975,442

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
4. Commitments and Contingencies (continued)
Rent expense was $507,084 and $318,170 for the years ended December 31, 2008 and 2007, respectively. In March 2008, the Company signed a lease for a new, expanded, manufacturing facility in Irvine, California, which was occupied in June 2008. In April 2008, the Company signed a lease expanding its corporate offices into an adjacent suite which was occupied in October 2008.
5. Debt
On February 9, 2006, the Company entered into a venture debt agreement with Pinnacle Ventures, L.L.C. (Pinnacle). Under this agreement, Pinnacle committed to provide funding to the Company of up to $4,000,000, to be drawn down on or before January 1, 2007. The loan bore an interest rate of prime plus 2%, and was to be amortized in equal payments over 36 months. No funding was taken down under this agreement.
In connection with this loan, Pinnacle received 47,240 Series B preferred stock warrants exercisable at $2.54 per share upon execution of the transaction documents. The warrants are exercisable for ten years. The Company valued the warrants at $91,607 using the Black-Scholes method and the following assumptions: risk-free interest rate of 4.53%, expected volatility of 65.7%, dividend yield of 0.0% and a contracted life of ten years. As a result of the Company terminating the agreement with Pinnacle on November 21, 2006, the full value of the warrants was recognized as interest expense during the year ended 2006. At December 31, 2008 and 2007, no shares were issued pursuant to the warrants. For the year ended December 31, 2008, the Company reduced interest expense by $4,943 related to the change in value of the warrants. The fair value of the outstanding series B warrants as of December 31, 2008 was determined to be $75,093 based on Black-Scholes valuation model using the following assumptions: risk-free interest rate of 1.87%, dividend yield of 0%, expected volatility of 62.93%, and an expected life of 7.14 years. (See Note 6, Warrants.)
The Pinnacle arrangement was terminated in favor of a similar loan from Comerica Bank (Comerica). Under this agreement, Comerica provided the Company with a $4,000,000 loan on December 21, 2006. The loan bore an interest rate of prime plus 1% (8.5% at December 31, 2007) and was to be amortized in equal payments over 36 months. The scheduled principal reduction was to be $1,333,333 per year for each of the years 2007, 2008, and 2009. Amounts borrowed under the agreement with Comerica were collateralized by substantially all of the Company’s assets. This loan was folded into a new loan with Comerica on July 16, 2008 (see below).

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
5. Debt (continued)
In connection with this agreement, Comerica received 55,114 Series B preferred stock warrants exercisable at $2.54 per share upon execution of the transaction documents. The warrants are exercisable for ten years. The Company valued the warrants at issuance at $106,964 using the Black-Scholes method and the following assumptions: risk-free interest rate of 4.58%, expected volatility of 65.7%, dividend yield of 0.0% and a contracted life of ten years. The value of the warrants was to be amortized on a straight-line basis to interest expense over the term of the loan agreement of 36 months. At December 31, 2008 and 2007, no shares were issued pursuant to the warrants. For the year ended December 31, 2008, the Company reduced interest expense by $5,488 related to the change in value of the warrants. The fair value of the outstanding Series B warrants as of December 31, 2008 was determined to be $91,039 based on Black-Scholes valuation model using the following assumptions: risk-free interest rate of 1.87%, dividend yield of 0%, expected volatility of 62.93%, and an expected life of 7.9 years. (See Note 6, Warrants.)
On July 16, 2008, the Company executed an amendment to the existing loan and security agreement with Comerica. Under this amendment, the existing venture debt line was increased to $6,500,000, with the additional funds taken down by the Company on September 30, 2008. This amended loan bears an interest rate of prime plus 1.5% (4.75 % at December 31, 2008) and is amortized in equal payments of $180,556 over 36 months commencing October 31, 2008. As with the original loan, the amended loan is collateralized by substantially all of the Company’s assets.
In connection with this amended agreement, Comerica received 71,823 Series C preferred stock warrants exercisable at $3.62 per share upon execution of the transaction documents. The warrants are exercisable for ten years. The Company valued the warrants at issuance at $185,865 using the Black-Scholes method and the following assumptions: risk free interest rate of 2.25%, expected volatility of 62.93%, dividend yield of 0.0%, and a contracted life of ten years. The value of the warrants is to be amortized on a straight-line basis to interest expense over the term of the loan agreement of 36 months. At December 31, 2008, no shares were issued pursuant to the warrants. For the year ended December 31, 2008, the Company reduced interest expense by $3,052 related to the change in value of the warrants. The fair value of the outstanding Series C warrants as of December 31, 2008 was determined to be $182,813 based on the Black-Scholes valuation model using the following assumptions: risk free interest rate of 2.25%, dividend yield of 0%, expected volatility of 62.93%, and an expected life of 9.54 years. (See Note 6, Warrants)

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
5. Debt
On September 19, 2008, the Company also entered into a loan agreement with Affinity Ventures IV, L.P. (Affinity), one of the Company’s venture capital investors. Under this agreement, Affinity loaned the Company $750,000 at an interest rate of 9%, with both principal and accrued interest due at the maturity date of March 18, 2010. Affinity also has the option of converting the outstanding principal balance at the Company’s next equity round. This loan is collateralized with a security interest in substantially all of the Company’s assets, subordinated to the security interests of Comerica.
In connection with this loan, Affinity received 12,431 Series C preferred stock warrants exercisable at $3.62 per share upon execution of the transaction documents. The warrants are exercisable for seven years. The Company valued the warrants at issuance at $27,938 using the Black-Scholes method and the following assumptions: risk free interest rate of 1.87%, expected volatility of 62.93%, dividend yield of 0.0% and a contracted life of seven years. The value of the warrants is to be amortized on a straight-line basis to interest expense over the term of the loan agreement of 18 months. At December 31, 2008, no shares were issued pursuant to the warrants. For the year ended December 31, 2008, the Company reduced interest expense by $453 related to the change in value of the warrants. The fair value of the outstanding Series C warrants as of December 31, 2008 was determined to be $27,485 based on the Black-Scholes valuation model using the following assumptions: risk free interest rate of 1.87%, dividend yield of 0%, expected volatility of 62.93%, and an expected life of 6.72 years.
6. Stockholders’ Equity
Convertible Preferred Stock — Series A, Preferred Stock
On October 27, 2004, the Company authorized the issuance of 2,000,000 shares of preferred stock at $0.001 par value per share and sold 1,611,164 shares. The holder of each share of Series A preferred stock has voting rights equal to an equivalent number of shares of common stock into which Series A preferred stock is convertible and votes together as one class with the holders of common stock.
As long as any shares of Series A preferred stock remain outstanding, the Company must obtain approval from a majority of the holders of Series A preferred stock to amend the Certificate of Incorporation or bylaws, repurchase any shares of common stock or Series A preferred stock other than shares subject to the right of repurchase by the Company or shares of Series A preferred stock subject to redemption rights held by holders of Series A preferred stock, or declare the payment of a dividend on common stock.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
Holders of Series A preferred stock are entitled to receive noncumulative dividends at the per annum rate of $0.08 per share when, as and if declared by the Board of Directors. The holders of Series A preferred stock will also be entitled to participate in dividends on any other class of outstanding shares of the Company, when, as and if declared by the Board of Directors, based on the number of shares held on an as-if converted basis. No dividends on Series A preferred stock or common stock have been declared by the Board of Directors from inception through December 31, 2008.
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A preferred stock are entitled to receive an amount of $1.03 per share, plus all declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably among the holders of the Company’s preferred stock.
Each share of Series A preferred stock is convertible, at the option of the holder, at any time, into such number of fully paid and nonassessable shares of common stock as is determined by dividing $1.03 by the conversion price applicable to such share. The initial conversion price per share is $1.03 and is subject to adjustment for certain dilutive issues, stock dividends, combinations or subdivisions of common stock, reclassifications and reorganizations. Each share of Series A preferred stock shall automatically be converted into shares of common stock at the conversion price in effect for such share immediately upon the earlier of an initial public offering, the public offering price of which results in aggregate cash proceeds to the Company of at least $30,000,000, or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A preferred stock.
Convertible Preferred Stock — Series B, Preferred Stock
On May 27, 2005, the Company decreased the authorized number of shares of Series A preferred stock to 1,611,164 shares, authorized the issuance of 4,250,000 shares of Series B preferred stock at $0.001 par value per share, and sold 4,015,433 shares of Series B preferred stock. The holder of each share of Series B preferred stock has voting rights equal to an equivalent number of shares of common stock into which Series B preferred stock is convertible and votes together as one class with the holders of common stock.
As long as any shares of Series B preferred stock remain outstanding, the Company must obtain approval from a majority of the holders of Series B preferred stock to amend the Certificate of Incorporation or bylaws, repurchase any chares of common stock or Series B preferred stock

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
other than shares subject to the right of repurchase by the Company or shares of Series B preferred stock subject to redemption rights held by holders of Series B preferred stock, or declare the payment of a dividend on common stock.
Holders of Series B preferred stock are entitled to receive noncumulative dividends at the per annum rate of $0.20 per share when, as and if declared by the Board of Directors. The holders of Series B preferred stock will also be entitled to participate in dividends on any other class of outstanding shares of the Company, when, as and if declared by the Board of Directors, based on the number of shares held on an as-if converted basis. No dividends on Series B preferred stock or common stock have been declared by the Board of Directors from inception through December 31, 2008.
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B preferred stock are entitled to receive an amount of $2.54 per share, plus all declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably among the holders of the Company’s Series B preferred stock.
Each share of Series B preferred stock is convertible, at the option of the holder, at any time, into such number of fully paid and nonassessable shares of common stock as is determined by dividing $2.54 by the conversion price applicable to such share. The initial conversion price per share is $2.54 and is subject to adjustment for certain dilutive issues, stock dividends, combinations or subdivisions or common stock, reclassifications and reorganizations. Each share of Series B preferred stock shall automatically be converted into shares of common stock at the conversion price in effect for such share immediately upon the earlier of an initial public offering, the public offering price of which results in aggregate cash proceeds to the Company of at least $30,000,000, or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A preferred stock.
Convertible Preferred Stock — Series C, Preferred Stock
On April 30, 2007, the Company decreased the authorized number of shares of Series B preferred stock to 4,015,433 shares, authorized the issuance of 5,524,864 shares of Series C preferred stock at $0.001 par value per share, and sold 5,524,864 shares of Series C preferred stock. The holder of each share of Series C preferred stock has voting rights equal to an equivalent number of shares of common stock into which Series C preferred stock is convertible and votes together as one class with the holders of Series A preferred, Series B preferred, and common stock.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
As long as any shares of Series C preferred stock remain outstanding, the Company must obtain approval from a majority of the holders of Series C preferred stock to amend the Certificate of Incorporation or bylaws, repurchase any chares of common stock or Series C preferred stock other than shares subject to the right of repurchase by the Company or shares of Series C preferred stock subject to redemption rights held by holders of Series C preferred stock, or declare the payment of a dividend on common stock.
Holders of Series C preferred stock are entitled to receive noncumulative dividends at the per annum rate of $0.29 per share when, as and if declared by the Board of Directors in preference to any payment of dividends to the holders of Series A preferred, Series B preferred or common stock. No dividends on Series C preferred stock or any other class of stock have been declared by the Board of Directors from inception through December 31, 2008.
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series C preferred stock are entitled to receive an amount of $3.62 per share, plus all declared but unpaid dividends prior to and in preference to any distribution to the holders of Series A preferred, Series B preferred, and common stock. Should the Company’s legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably among the holders of the Company’s Series C preferred stock.
Each share of Series C preferred stock is convertible, at the option of the holder, at any time, into such number of fully paid and nonassessable shares of common stock as is determined by dividing $3.62 by the conversion price applicable to such share. The initial conversion price per share is $3.62 and is subject to adjustment for certain dilutive issues, stock dividends, combinations or subdivisions or common stock, reclassifications and reorganizations. Each share of Series C preferred stock shall automatically be converted into shares of common stock at the conversion price in effect for such share immediately upon the earlier of an initial public offering, provided that the public offering price per share is not less than $10.86 and the aggregate cash proceeds to the Company is at least $40,000,000, or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A preferred stock, Series B preferred stock, and Series C preferred stock.
Common Stock
On February 4, 2004, the Company authorized the issuance of 1,000,000 shares of common stock at $0.001 per value per share. Each holder of common stock is entitled to one vote for each share held. On June 23, 2004, the Company increased the number of authorized common shares

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
to 10,000,000. The number of authorized shares of common stock was increased further to 12,000,000 on October 27, 2004. On April 30, 2007, the number of authorized shares of common stock was again increased to 21,000,000.
On June 23, 2004, the Company issued 3,000,000 restricted shares of common stock, at a purchase price of $0.001 per share, to Adapt Biologics, LLC (“Adapt”) as consideration for Adapt’s sublicensing of certain technology to the Company. Biomedical Design (“Licensor”) licensed its patented technology to Adapt, who in turn gave a sublicense for this technology to be utilized by the Company. These shares were subsequently distributed to Adapt’s four partners. The shares distributed to three of the four partners vest and are subject to the Company’s repurchase option which expires ratably over a 48-month period. The vesting was completed on June 23, 2008. The shares distributed to the remaining partner are not subject to vesting.
On March 9, 2005, the Company issued 1,047,000 shares of its common stock, at a price of $0.10 per share, to a consultant who was subsequently elected Chief Executive Officer. At issuance, $1,047 was expensed as consulting fees, while the remainder was subject to payment under the terms of a note in the amount of $103,653, maturing on March 9, 2014, and bearing interest at the rate of 3.83% per annum. Fifteen percent of the shares (157,050 shares) was immediately vested. The remainder of the shares will vest subject to the Company’s repurchase option which expires ratably over a 36-month period based on continued employment. Vesting will accelerate in the event of a change of control of the Company. During 2008, the Company forgave the notes and wrote off the principal and accrued interest of $121,736 to compensation expense for the year ended December 31, 2008.
In April 2005, a consultant of the Company early exercised stock options to purchase 22,500 shares of common stock in exchange for cash in the amount of $2,250. In connection with this stock option purchase agreement, the Company has the option to repurchase, at the original issuance price, the unvested shares in the event of termination of engagement. Shares under this agreement are restricted and vest over four years, first annual vesting is February 2006, and monthly thereafter.
On May 25, 2005, the Company allowed an officer to exercise 75,000 options, at an exercise price of $0.10 per share in exchange for a note. The par value of $75 was expensed as consulting fees, while the remainder was issued in exchange for a note in the amount of $7,425, maturing on May 25, 2014, and bearing interest at the rate of 4.28% per annum. The shares are subject to the Company’s repurchase option which expires ratably over a 48-month period. During 2008, the Company forgave the notes and wrote off the principal and accrued interest of $10,638 to compensation expense for the year ended December 31, 2008.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
In July 2007, a consultant of the Company early exercised stock options to purchase 60,000 shares of common stock in exchange for cash in the amount of $22,200 plus previous services rendered, valued at $44,400. As of the date of grant, 20,000 shares were immediately vested. The remaining 40,000 shares are to vest at the rate of 20,000 shares each for two forthcoming milestone events. In connection with this stock option agreement, the Company has the option to repurchase, at the original issuance price, the unvested shares in the event of termination of engagement. The milestones had not been met as of December 31, 2008.
Warrants
In June 2005, a FASB Staff Position was issued, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable (“FSP No. 150-5”), addressing the application of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). FSP No. 150-5 was effective for all periods presented after July 1, 2005 and concluded that warrants for shares in redeemable instruments should be accounted for as liabilities under SFAS No. 150. In accordance with FSP No. 150-5, the Company adjusts the carrying value of such redeemable warrants to their estimated fair value at each reporting date. Pursuant to SFAS No. 150, increases or decreases in the fair value of such warrants are recorded as interest income or expense related to warrants in the statement of operations.
The Company determined that the impact of adopting FSP No. 150-5 in 2007 and the warrants were classified as a liability on the balance sheet as of December 31, 2007 and 2008. (See Note 5.)
Stock Option Plans
In June 2004, the Company adopted the 2004 Stock Plan (the “Plan”). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants. Unvested restricted common shares are subject to repurchase by the Company at the original exercise price. As of December 31, 2008, the Company had 4,035,082 shares of common stock reserved for issuance under the Plan.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
Options under the Plan may be granted with exercise periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. To date, options granted generally vest over four years.
Activity under the Plan for 2008 is as follows:

	Outstanding Options
	Number of	Price per	Weighted-Average
	Shares	Share	Exercise Price
Balance at December 31, 2007	3,361,617		$0.754
Options granted	488,189	$1.11 – $1.42	1.338
Options forfeited	(124,689)	$0.40 – $1.42	0.664
Options exercised	(30,061)	$0.40 – $0.50	0.480

Balance at December 31, 2008	3,695,056		$0.836

	Options Outstanding at		Options Exercisable
	December 31, 2008		at December 31, 2008
		Weighted-Average
		Remaining
	Number of	Contractual Life	Number of
Exercise Price	Shares	(Years)	Shares
$ 0.001	100,000	5.75	100,000
0.100	375,000	6.06	369,169
0.250	265,000	6.56	231,480
0.400	333,000	7.15	254,232
0.500	275,000	7.80	152,482
1.110	1,991,559	8.61	753,840
1.420	355,497	9.60	500

	3,695,056		1,861,703

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
6. Stockholders’ Equity (continued)
The weighted-average exercise price of options exercisable at December 31, 2008 and 2007 was $0.600 and $0.254, respectively. At December 31, 2008 and 2007, 83,674 and 451,174 shares, respectively, remain available for future issuance or grant under the 2004 Stock Option Plan. The weighted-average grant-date fair value of options granted during 2008 and 2007 amounted to $0.84 and $0.66, respectively.
Total stock-based compensation expense (including nonemployee stock-based compensation expense) recognized in the Company’s statements of operations for the years ended December 31, 2008 and 2007 amounted to $572,147 and $515,422, respectively, and was allocated as follows:

	2008	2007

Cost of goods sold	$15,607	$10,645
Research and development	24,952	9,930
Selling, general and administrative	531,588	494,847

	$572,147	$515,422

For unvested option awards (including nonemployee awards) as of December 31, 2008 and 2007:

	2008	2007

Compensation expense not yet recognized	$1,104,803	$1,358,050
Weighted-average number of years over which future compensation expense will be recognized	2.56	3.06
In 2008 and 2007, the Company received $14,437 and $31,033, respectively, of exercise proceeds related to stock options that were exercised by employees and nonemployees of the Company during the year. The aggregate intrinsic value of stock options outstanding, exercisable, and unexercisable as of December 31, 2008 is $2,157,913, $1,526,596, and $631,317, respectively, and is based on the Company’s estimate of the fair value of the common stock as of December 31, 2008 of $1.42 per share.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
7. Income Taxes
The components of the Company’s deferred tax assets are summarized at December 31, 2008 as follows:

	2008	2007

Deferred tax assets:
Net operating loss carryforwards	$11,069,985	$6,610,190
Research and development credits	278,972	168,823
Depreciation	369,706	61,026
Accrued expenses	270,497	140,719
Other, net	439,458	227,141
Valuation allowance	(12,428,618)	(7,207,899)

	$—	$—

The Company has recorded a valuation allowance for the entire amount of the net deferred tax asset due to the uncertainty surrounding the ultimate realization of such asset.
At December 31, 2008, the Company has federal and state net operating loss carryforwards (“NOLs”) of approximately $28,515,000 and $27,160,000, respectively, and federal and California research and development (“R&D”) credits of $248,000 and $46,000, respectively. However, as a result of the Company’s sale of substantially all of its assets on July 17, 2009 (see Note 10), the Company’s NOL and R&D credit carryforward tax attributes may not be available for utilization subsequent to the sale on July 17, 2009.
In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, Accounting for Income Taxes (“FIN 48”) to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. On October 15, 2008, the FASB issued Staff Position FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, which delayed the effective date of FIN 48 to fiscal years beginning after December 15, 2008. The Company did not adopt FIN 48 as of December 31, 2008.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
8. Employee Savings Plan
The Company has a defined contribution employee retirement plan (the “401(k) Plan”) conforming to Section 401(k) of the Internal Revenue Code (“IRC”). All full-time employees (as defined) may elect to have a portion of their salary deducted and contributed to the 401(k) Plan up to the maximum allowable limitation of the IRC. The Company may make contributions at its discretion. No contributions were made during 2007 or 2008.
9. Related Parties
BioMedical Design, Inc., subsequently BioMed Design, LLC (“Licensor”), the licensor of Pegasus’ patented stabilization and sterilization technologies, is a shareholder of the Company, has a member of its management as a member of the Company’s Board of Directors, earns a 2% royalty on the Company’s net sales of products derived from the licensed technology, and also receives a monthly consulting fee. During the year ended December 31, 2008, the Company paid the Licensor $202,933, which is comprised of $182,133 for royalties on net product sales, $6,300 in reimbursement of travel expenses, and $14,500 for trademark assignment fees and reimbursement of legal fees. Of these amounts, $59,441 remained on the balance sheet at December 31, 2008 as accrued expenses.
On January 31, 2008, the Company entered into a new License Agreement with BioMedical Design, Inc. and BioMed Design, LLC. In exchange for 100,000 shares of the Company’s common stock, an immediate cash payment of $300,000 and a future payment of $100,000 due in one year, the Company’s exclusive license to use the technology was expanded to include the wound care field, the abdominal and thoracic (general surgery) field, and the breast field. Additionally, the licensor shall receive royalties of 3% on all sales in the wound care field and 4% on all sales in the general surgery and breast fields. As of 2010, certain minimum annual royalties apply for each of the three new fields.
Also in connection with the aforementioned new License Agreement, three other people received cash payments totaling $100,000. Two of these individuals are founders of the Company; one of them is also a member of the Board of Directors and the other is an officer of the Company.

Pegasus Biologics, Inc.
Notes to Financial Statements (continued)
10. Subsequent Events
In May 2009, the Company defaulted under its loan agreement with Comerica, giving Comerica the right to enforce all of its remedies against Pegasus and the collateral under the loan agreement. The Company and Comerica determined that a sale of all or any part of the collateral was in the best interest of Pegasus and the creditors of Pegasus. In May 2009, the Company also ceased all operations due to lack of funding. On July 17, 2009, Comerica entered into a Foreclosure Sale Agreement with Synovis Surgical Sales, Inc., a wholly owned subsidiary of Synovis Life Technologies, Inc. (Synovis) providing for the sale of substantially all the assets of the Company to Synovis for approximately $12.1 million. The $12.1 million of proceeds were used to pay outstanding loans and accrued interest to Comerica and Affinity and to pay amounts due to unsecured creditors.